UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, Kenneth Denman, Openwave’s Chief Executive Officer and President, as well as a member of the Openwave Board of Directors, advised the Openwave Board of Directors and management that he intended to resign as an officer and director of Openwave for personal reasons, as he would like to spend more time with his family following a loss in his family last month.

On September 9, 2011, following Mr. Denman’s announcement, the Openwave Board of Directors appointed Anne Brennan, Openwave’s Chief Financial Officer, as interim Chief Executive Officer, effective upon Mr. Denman’s resignation and until such time as Mr. Denman’s replacement is hired. There was no change to Ms. Brennan’s compensation as a result of this appointment, which compensation is described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2010, including under the captions “Employment Arrangements and Offers of Employment with Our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control.”

Ms. Brennan, age 45, has served as Openwave’s Senior Vice President and Chief Financial Officer since April 2010. From July 2008 to April 2010, Ms. Brennan served as Openwave’s Vice President, Head of Finance; from January 2008 to July 2008, she served as Openwave’s Interim Chief Financial Officer; from 2006 to 2008, she served as Openwave’s Vice President of Finance; from 2005 to 2006, she served as Openwave’s Director of Corporate Financial Planning and Analysis; and from 2001 to 2005, she served as the International Controller of Openwave Systems, Limited, one of Openwave’s wholly-owned subsidiaries. Ms. Brennan has a B.A. in Accountancy from Glasgow Caledonian University and is a Fellow of the Association of Chartered Certified Accountants. In connection with Ms. Brennan’s appointment as Interim Chief Executive Officer, the Compensation Committee approved an option to purchase 50,000 shares of the Company’s Common Stock, such option to be granted to Ms. Brennan on September 15, 2011.

On September 9, 2011, Openwave and Mr. Denman entered into a severance agreement and Mr. Denman tendered his resignation, effective immediately. Pursuant to the severance agreement, Mr. Denman is entitled to receive 50% of his base salary and 50% of his target bonus for fiscal 2012, collectively amounting to $450,000, plus COBRA benefits for him and his family to September 30, 2012, or earlier if he and his family become eligible for healthcare coverage with a new employer. In addition, the post-termination exercise period of stock options held by Mr. Denman was extended to 12 months.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2011, the Board of Directors of Openwave Systems Inc. amended certain provisions of Openwave’s Bylaws, as follows:

1. Amended Section 2.3 (Special Meeting), deleting the ability of the Chairman of the Board or President to call a special meeting of stockholders, so that only the Board of Directors may call a special meeting of stockholders; and

2. Amended Section 2.5 (Advance Notice Provisions) to extend the time period for stockholders to submit nominations of directors for the 2011 annual meeting of stockholders by an extra 15 days, so that stockholders may submit nominations for directors for the 2011 annual meeting of stockholders until September 17, 2011, rather than September 2, 2011, as was the case prior to the amendment (assuming that the 2011 annual meeting is held within 30 days of the anniversary of the 2010 annual meeting of stockholders).

The Openwave Systems Inc. Bylaws, as amended and restated by the Board on September 9, 2011, are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

Dated: September 12, 2011

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws